EXHIBIT 99.1
CHANGE IN CONTROL AGREEMENT
Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio 44115
[Date]
[Name
Address]
Dear                                         :
     Applied Industrial Technologies, Inc. (the “Company”) considers it essential to the best interest of the Company and its shareholders that its management be encouraged to remain with the Company and to continue to devote full attention to the Company’s business. In this connection, the Company recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders. Accordingly, the Company’s Board of Directors (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management, including yourself, to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.
     In order to induce you to remain in the employ of the Company until the termination of your employment in conjunction with a “Change in Control” of the Company (as defined in Section 2 hereof), this letter agreement (“Agreement”) sets forth the severance benefits that the Company agrees will be provided to you in the event your employment with the Company is terminated within the three year period immediately following any change in control of the Company either by you for “Good Reason” or by the Company “Without Cause” (both as defined in Section 3 hereof). In the event that a change in control of the Company does not occur, your severance benefits, if any, shall be determined without regard to this Agreement.
     Nothing herein shall be construed so as to prevent either you or the Company from terminating your employment at any time, for cause or otherwise, subject only to the specific payment and other provisions hereinafter set forth in this Agreement in the event that a Change in Control of the Company occurs prior to the date your termination becomes effective. In addition, this Agreement shall be deemed terminated, and of no further force and effect, in the event that you cease to be a Board-elected officer or an appointed officer of the Company prior to a Change in Control. You hereby specifically acknowledge that your employment by the Company is employment-at-will, subject to termination by you, or by the Company, at any time with or without cause. You also acknowledge that such employment-at-will status cannot be modified except in a specific writing that has been authorized or ratified by the Board of Directors of the Company.
     1. Continued Employment. The parties agree that you have advised the Company that, in consideration of, among other things, the Company’s entering into this Agreement with you, it is your present intention to remain in the employ of the Company unless and until there occurs a Change in Control of the Company.
     2. Change in Control. No benefits shall be payable hereunder unless a Change in Control of the Company occurs and your employment with the Company is terminated within three years thereafter either by you for Good Reason or by the Company Without Cause. This Agreement is not intended to apply to termination of your employment by reason of Death, Disability or Retirement (as defined in Section 3 hereof). For purposes of this Agreement, a “Change in Control” of the Company shall mean:
     (a) The Company is merged, consolidated or reorganized into or with another entity and, immediately after such merger, consolidation or reorganization, the holders of Company voting stock immediately prior to the transaction hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the new entity;
     (b) The Company sells substantially all of its assets to another entity and, immediately after such sale, the holders of Company voting stock immediately prior to the sale hold, in the aggregate, less than a majority of the combined voting power of the then outstanding securities of the purchaser;
     (c) A report is filed, or is required to be filed, on Schedule 13D or Schedule TO (or any successor form) disclosing that any “person” has become a “beneficial owner” (as those terms are defined by the Securities Exchange Act of 1934) of Company securities representing 20% or more of the combined voting power of the then outstanding securities of the Company;
     (d) The Company files, or is required to file, a report or proxy statement with the Securities and Exchange Commission disclosing in response to Form 8-K or Schedule 14A (or any successor form) that a Change in Control of the Company has or may have occurred, or will or may occur in the future, pursuant to a then-existing contract or transaction; or
     (e) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least three-fourths of the

Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a person other than the Board.
     Notwithstanding events set forth in subparagraphs (c) and (d) above, unless otherwise determined by a majority vote of the Board, a Change in Control shall not be deemed to have occurred solely because (i) the Company, (ii) an entity of which the Company directly or indirectly beneficially owns 50% or more of the entity’s voting stock, or (iii) any employee stock ownership plan or any other employee benefit plan sponsored by the Company, either files or becomes obligated to file a report or proxy statement in response to Schedules 13D, TO or 14A, or Form 8-K (or any successor form), disclosing beneficial ownership by it of voting stock, whether in excess of 20% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred, or will or may occur in the future, by reason of such beneficial ownership.
     The first date upon which a Change in Control as defined above takes place shall be known as the “Effective Date.” Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if your employment with the Company is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by you that such termination (i) was at the request of a third party who had taken steps reasonably calculated to effect a Change in Control or (ii) was by the Company and arose with or in anticipation of a Change in Control, then for all purposes of this Agreement your employment shall be deemed to have been terminated by the Company Without Cause under Section 3(f) of this Agreement and the “Effective Date” shall mean the date immediately prior to the Date of Termination (as defined in Section 3 hereof).
     3. Termination of Employment. Your employment with the Company shall or may be terminated, as the case may be, for any of the following reasons; provided that in each case such termination of employment constitutes a “separation from service” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder (“Separation from Service”):
     (a) Death. Termination of your employment with the Company due to your death;
     (b) Retirement. Termination of your employment with the Company at or after the attainment of age sixty-five (65);

     (c) Disability. Termination of your employment with the Company either by you or the Company after you are physically or mentally incapacitated for a period of one hundred eighty (180) consecutive days such that you cannot substantially perform your duties of employment with the Company on a full-time basis;
     (d) Cause. Termination of your employment with the Company at any time for Cause. For purposes of this Agreement, “Cause” shall mean:
     (i) the willful and continued failure by you to perform substantially your duties with the Company or one of its affiliates (other than for Disability or Good Reason), after a written demand for substantial performance is delivered to you by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that you have not substantially performed your duties, or
     (ii) the willful engagement by you in illegal conduct or gross misconduct involving moral turpitude that is materially and demonstrably injurious to the Company.
For purposes of this Section 3(d), no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, in bad faith or without your reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given you pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. Termination of your employment with the Company shall not be deemed to be for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to you and you are given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, you are guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail;
     (e)(A) 409A Good Reason. You may separate from service with the Company for 409A Good Reason, provided that the notice and cure requirements set forth below are satisfied and provided further that such separation from service occurs no later than two years after one or more of the conditions constituting “409A Good Reason” occurs. For purposes of this Agreement, “409A Good Reason” shall mean:

     (i) a material diminution in your authority, duties, or responsibilities;
     (ii) a material diminution in the authority, duties, or responsibilities of the person to whom you reported immediately prior to the Effective Date;
     (iii) a material diminution by the Company of your annual base salary that was provided to you by the Company immediately prior to the Effective Date;
     (iv) a material change in the geographic location where you provide service to the Company; or
     (v) any failure by the Company to comply with and satisfy Section 12 of this Agreement;
provided that, for purposes of this Section 3(e), 409A Good Reason shall not have occurred unless you give the Company notice within 90 days of the initial existence of the condition claimed by you in good faith to constitute 409A Good Reason and the Company has at least 30 days in which to remedy the condition.
     (B) Other Good Reason. You may terminate your employment with the Company for Other Good Reason. For purposes of this Agreement, “Other Good Reason” shall mean:
     (i) the assignment of any duties inconsistent in any respect with your position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by you;
     (ii) any failure by the Company to continue to provide you with an annual base salary, employee benefits and an opportunity to earn incentive and bonus compensation equal or greater to that which was provided to you by the Company immediately prior to the Effective Date other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after the receipt of notice thereof given by you;
     (iii) the Company’s requiring you to be based at or generally work from any location other than the location that you were based at or generally worked from prior to the Effective Date or the Company’s requiring you to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or
     (iv) any failure by the Company to comply with and satisfy Section 12 of this Agreement.
For purposes of this Section 3(e)(B), your good faith determination of “Other Good Reason” shall be conclusive. You shall specify in your notice of separation from service with the Company under Section 3(e)(A) or termination of employment under Section 3(e)(B) whether your separation or termination is for 409A Good Reason or Other Good Reason. If you fail to specify whether your notice is given pursuant to Section 3(e)(A) or Section 3(e)(B), the Company will presume that the notice is given pursuant to Section 3(e)(B). Collectively, 409A Good Reason and Other Good Reason may be collectively referred to herein as “Good Reason.”
     (f) Without Cause. The Company may terminate your employment with the Company Without Cause. For purposes of this Agreement the term “Without Cause” shall mean termination of your employment for reasons other than for Death, Retirement, Disability or Cause. Notwithstanding any provision herein to the contrary, if, at any time prior to a Change in Control of the Company, you receive notice from the Company that you will be terminated Without Cause and will receive severance benefits under another arrangement between you and the Company, no benefits shall be payable to you hereunder.
     (g) Date of Termination. Except in the case of Death, termination of your employment shall be effective as of the earlier of the date specified by either you or the Company in a written notice of termination (“Notice of Termination”) to the other party hereto or the date that you incur a Separation from Service (hereinafter referred to as the “Date of Termination”).
     4. Severance Pay.
     (a) Amount of Severance Pay. If a Change in Control of the Company occurs and within three years thereafter your employment with the Company is terminated either by you for Good Reason or by the Company Without Cause, then in addition to all other benefits which you have earned prior to such termination or to which you are otherwise entitled, the Company shall pay to you as severance pay, the following amounts:
     (i) your full base salary earned through the Date of Termination at the rate in effect ten days prior to the date Notice of Termination is given, to the extent not theretofore paid;
     (ii) an amount equal to the product of (1) the higher of your annual base salary in effect prior to the Effective Date or your annual base salary at the highest rate in effect at any time since any Change in Control of the Company (including any annual base salary amounts deferred under any non-qualified deferred compensation program of the Company and any elective contributions of annual base salary that are made by or on behalf of you under any plan maintained by the Company that are not includible in gross income under Section 125 or 402(e) (3) of the Internal Revenue Code of 1986, as amended, but excluding moving or educational reimbursement expenses, amounts realized from the exercise of any stock options or stock appreciation rights (“SARs”), and imputed income attributable to any fringe benefit) and (2) the lesser of the number three or a fraction the numerator of which is the number of months from and including the month in which the Date of Termination occurs to and including the month in which you would attain the age sixty-five and the denominator of which is twelve;
     (iii) in lieu of annual incentive compensation, commissions, and bonuses that would otherwise be payable, an amount equal to the product of (1) your target annual incentive compensation, commissions, and bonuses (excluding amounts realized from the exercise of any stock options or SARs), based on the deemed achievement of performance goals at the 100% level, for the then-current fiscal year of the Company and (2) the lesser of the number three or a fraction the numerator of which is the number of months from and including the month in which the Date of Termination occurs to and including the month in which you would attain the age sixty-five and the denominator of which is twelve;
     (iv) in lieu of either shares of Common Stock of the Company, without par value (“Company Shares”) issuable upon exercise of options (“Options”) and Company Shares issuable pursuant to any SARs, if any, granted to you under any Company stock option or equity incentive plan (which Options or SARs shall be deemed canceled upon the making of the payment herein referred to), you shall receive an amount in cash equal to the aggregate spread between the exercise prices of all such Options and the aggregate value of such SARs that are outstanding and held by you (whether or not then fully vested or exercisable) and the mean of the high and low trading prices of Company Shares on the New York Stock Exchange on the Date of Termination; and
     (v) an amount of cash equal to any unvested portion of your interest in any of the Company’s tax-qualified pension plans as of the Date of Termination.
     (b) Form of Severance Payment. Severance amounts hereunder shall be paid in cash in a lump sum payment (or payments) at the time(s) provided in Section 4(c).

     (c) Time of Payment(s).
     (i) Specified Employee. If at the Date of Termination you are a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (“Specified Employee”), no payment shall be made hereunder prior to the first day that is six months after the Date of Termination; provided that the Specified Employee six-month delay under this Section 4(c)(i) shall be effective only to the extent that payment would constitute “nonqualified deferred compensation” under Section 409A of the Internal Revenue Code, as amended, and the regulations issued thereunder (“Section 409A”). Any lump sum payment that is subject to the Specified Employee 6-month delay shall be paid within the first 5 business days after the expiration of such 6-month delay. Any amount that is not “nonqualified deferred compensation” under Section 409A shall be paid within the first 5 business days after the Date of Termination. Notwithstanding any other provision of this Section 4(c)(i), any payment under paragraph (iii) of Section 4(a) shall not be paid before the later of (1) the first 5 business days after the Date of Termination, or (2) the expiration of the Specified Employee 6-month delay, if applicable.
     (ii) Not Specified Employee. If you are not a Specified Employee at the Date of Termination, the Company will pay the amounts described in (i), (ii), (iv), and (v) of Section 4(a) hereof within the first 5 business days following the Date of Termination, and the amount described in paragraph (iii) of Section 4(a) within the first 5 business days after the Date of Termination.
     5. Welfare Benefit Plans.
     (a) If a Change in Control of the Company occurs and within three years thereafter your employment with the Company is terminated either by you for Good Reason or by the Company Without Cause, then, in all cases subject to Sections 5(b) and 5(c), the Company shall maintain in full force and effect, for the continued benefit of you and your dependents for three years after the Date of Termination, all life insurance, health and accident, disability and other employee benefit plans, programs and arrangements (excluding, however, any tax-qualified and nonqualified retirement plan or program of the Company), in which you were entitled to participate immediately prior to the Date of Termination; provided that your continued participation is possible under the general terms and provisions of such welfare plans, programs and arrangements. In the event that your participation in any such welfare plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the benefits thereunder materially reduced, the Company shall arrange to provide you with benefits substantially similar to those which you were entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination. At the end of the period of coverage hereinabove provided for, you shall have the option to have assigned to you at no cost and with no apportionment of prepaid premiums, any assignable insurance owned by the Company and relating specifically to you.
     (b) Notwithstanding the provisions of Section 5(a), to the extent that any welfare benefits involve reimbursements or in-kind benefits:
     (i) The amount of expenses eligible for reimbursement and the provision of in-kind benefits during any calendar year shall not affect the amount of expenses eligible for reimbursement or the provision of in-kind benefits in any other calendar year;
     (ii) The reimbursement of an eligible expense shall be made on or before December 31 of the calendar year following the calendar year in which the expense was incurred; and
     (iii) The right to reimbursement or right to in-kind benefit shall not be subject to liquidation or exchange for another benefit.
     (c) Notwithstanding the provisions of Section 5(a), if at the Date of Termination you are a Specified Employee, no benefits shall be provided hereunder prior to the first day that is 6 months after the Date of Termination; provided that the Specified Employee 6-month delay under this Section 5(c) shall be effective only to the extent that benefits would constitute “nonqualified deferred compensation” under Section 409A. Any benefits subject to the Specified Employee 6-month delay shall commence within the first 5 business days after the expiration of such six-month delay. Any benefits that are not “nonqualified deferred compensation” under Section 409A or not subject to the Specified Employee six-month delay shall commence within the first business day after the Date of Termination.
     6. Outplacement Services. If a Change in Control of the Company occurs and within three years thereafter your employment with the Company is terminated either by you for Good Reason or by the Company Without Cause, then the Company shall provide you reasonable outplacement services for a period of up to one year of a nature customarily provided at your executive officer level.
     7. No Mitigation Required. You shall not be required to mitigate the amount of any payment or benefit provided for in Section 4 or 5 by seeking other employment or otherwise. Notwithstanding the foregoing, benefits otherwise receivable under Section 5 of this Agreement shall be reduced to the extent that and for any period during which you receive substantially similar benefits from another employer.
     8. Noncompetition. If a Change in Control of the Company occurs and within three years thereafter your employment with the Company is terminated either by you for

Good Reason or by the Company Without Cause, and you are receiving payments from the Company pursuant to this Agreement, then for a period of one year from the Date of Termination of your employment you agree not to, without the written consent of the Company, either directly or indirectly, engage in, make any investment in, advise, assist or render any services to any person or entity in competition with the business of the Company or its subsidiaries. Notwithstanding the foregoing, you may own less than one percent of the combined voting power of all issued and outstanding voting securities of any publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.
     9. Confidential Information. You hereby agree that you shall not at any time (whether employed by the Company or not), either directly or indirectly, disclose or make known to any person or entity any confidential information, trade secret, or proprietary information that you acquired during the course of your employment with the Company which shall not have become public knowledge (other than by your actions in violation of this Agreement). You further agree that upon the termination of your employment with the Company or at any time upon the request of the Company you shall deliver to the Company any and all literature, documents, correspondence, and other materials and records furnished to or acquired by you from the Company during the course of your employment with the Company. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to you under this Agreement.
     10. Additional Payments.
     (a) Anything in this Agreement to the contrary notwithstanding, in the event it is determined (as hereafter provided) that any payment or distribution to or for your benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement or similar right (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the “Excise Tax”), then you shall be entitled to receive an additional payment or payments (a “Gross-Up Payment”) in an amount such that, after payment by you of all taxes (including federal, state, and local taxes and any interest or penalties imposed with respect to such taxes and including any Excise Tax) imposed upon the Gross-Up Payment, you retain (or have withheld and credited on your behalf for tax purposes) an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
     (b) Subject to the provisions of Section 10(e) hereof, all determinations required to be made under this Section 10, (including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment) shall be made by a nationally-recognized legal or accounting firm (the “Firm”) selected by you in your sole discretion. You agree to direct the Firm to submit its determination and detailed supporting calculations to both you and the Company within 15 calendar days after the Date of Termination, if applicable, or such earlier time or times as may be requested by you or the Company. If the Firm determines that any Excise Tax is payable by you and that a Gross-Up Payment is required, the Company shall pay you the required Gross-Up Payment within five business days after receipt of such determination and calculations; provided that in no event shall payment be made later than the end of the calendar year following the calendar year in which you remit the Excise Tax. If the Firm determines that no Excise Tax is payable by you, it shall, at the same time as it makes such determination, furnish you with an opinion that you have substantial authority not to report any Excise Tax on your federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon you and the Company. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (an “Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 10(e) hereof and you thereafter are required to make a payment of any Excise Tax, you may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both you and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to you, or for your benefit, within five business days after receipt of such determination and calculations; provided that in no event shall such payment be made later than the end of the calendar year following the calendar year in which you remit the Underpayment of Excise Tax.
     (c) You and the Company shall each provide the Firm access to and copies of any books, records and documents in the possession of the Company or you, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Section 10(b) hereof.
     (d) The fees and expenses of the Firm for its services in connection with the determinations and calculations contemplated by Section 10(b) hereof shall be borne by the Company. If such fees and expenses are initially paid by you, the Company shall reimburse you the full amount of such fees and expenses within five business days after receipt from you of a statement therefor and reasonable evidence of your payment thereof. The payment or reimbursement of the Firm’s fees and expenses shall be subject to the following conditions:
     (i) The amount eligible for reimbursement and the provision of in-kind benefits during any calendar year shall not affect the amount eligible for reimbursement or the provision of in-kind benefits in any other calendar year;
     (ii) The reimbursement of an eligible expense shall be made on or before December 31 of the calendar year following the calendar year in which the expense was incurred; and
     (iii) The right to reimbursement or right to in-kind benefit shall not be subject to liquidation or exchange for another benefit.
     (e) You agree to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten business days after you actually receive notice of such claim. You agree to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by you). You agree not to pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which you give such notice to the Company and (ii) the date that any payment or amount with respect to such claim is due. If the Company notifies you in writing at least five business days prior to the expiration of such period that it desires to contest such claim, you agree to:
     (i) provide the Company with any written records or documents in your possession relating to such claim reasonably requested by the Company,
     (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company,
     (iii) cooperate with the Company in good faith in order effectively to contest such claim, and
     (iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold you harmless, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 10(e), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 10(e) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that you may participate therein at your own cost and expense) and may, at its option, either direct you to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and you agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs you to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to you on an interest-free basis and shall indemnify and hold you harmless, on an after-tax basis, from any Excise Tax or income tax including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for your taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and you shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. In all cases of the Company’s payment or reimbursement of expenses, Excise Tax, or other payment hereunder:
(A) The amount of expenses eligible for reimbursement and the provision of in-kind benefits during any calendar year shall not affect the amount of expenses eligible for reimbursement or the provision of in-kind benefits in any other calendar year;
(B) The reimbursement of an eligible expense shall be made on or before December 31 of the calendar year following the calendar year in which the expense was incurred, the tax paid, the audit is completed, or there is a final and non-appealable settlement or other resolution of litigation, as applicable; and
(C) The right to reimbursement or right to in-kind benefit shall not be subject to liquidation or exchange for another benefit.
     (f) If, after the receipt by you of an amount advanced by the Company pursuant to Section 10(e) hereof, you receive any refund with respect to such claim, you agree (subject to the Company’s complying with the requirements of Section 10(e) hereof) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after your receipt of an amount advanced by the Company pursuant to Section 10(e) hereof, a determination is made that you are not entitled to any refund with respect to such claim and the Company does not notify you in writing of its intent to contest such denial of refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 10.
     (g) Notwithstanding the provisions of this Section 10, if at the Date of Termination you are a Specified Employee, no payment or reimbursement shall be provided under Section 10 prior to the first day that is 6 months after the Date of Termination; provided that the Specified Employee 6-month delay under this Section 10(g) shall be effective only to the extent that payment or reimbursement would constitute “nonqualified deferred compensation” under Section 409A. Any payment or reimbursement otherwise due under this Section 10 and subject to the Specified Employee 6-month delay shall be within the first 5 business days after the expiration of such 6-month delay. Any payment or reimbursement that is not “nonqualified deferred compensation” under Section 409A or not subject to the Specified Employee 6-month delay shall be paid or reimbursed as otherwise provided herein.
     11. Security. To secure payment of the benefits herein provided for, the Company agrees to maintain in the Company’s name an irrevocable escrow account in the form of an unfunded rabbi trust (the “Escrow Account”) at a national bank that is (a) a legal business entity organized and doing business under the laws of the United States or any State thereof, in good standing, having an office in the State of Ohio, that is authorized under such laws to exercise corporate trust powers and that has at the time of its appointment a combined capital and surplus of at least One Billion Dollars ($1,000,000,000) or (b) an affiliate of a national bank described in clause (a) of this sentence (the “Bank”), and to keep on deposit in the Escrow Account such amount, if any, as shall at all times be at least equal to the required security hereinafter provided for. The maximum amount of required security to be kept on deposit at any time shall be (A) an amount equal to three times your annualized Base Compensation (defined as your annual base salary and your target annual incentive compensation (based on achievement of performance goals at the 100% level)), with such amount to be recalculated each November to reflect changes in your annualized Base Compensation, or (B) if there has been a determination with your written consent or by a final arbitral award rendered in accordance with this Agreement that a specific lesser amount fully secures the Company’s obligations under this Agreement, or that the Company has fully performed its obligations under this Agreement, then such specific lesser amount or, in the case that the Company has fully performed its obligations under this Agreement, nothing. The full maximum amount of required security shall be kept on deposit at all times after there shall have been a Change in Control of the Company. Unless and until such a Change in Control of the Company shall have occurred, however, the Company shall only be obliged to maintain on deposit in the Escrow Account an amount at least equal to 50% of the maximum amount of required security. Amounts deposited in the Escrow Account shall be paid out by the Bank only to you, in such amounts as the Company shall certify in good faith to the Bank as amounts that the Company is in default in paying to you under this Agreement, or to the Company, to the extent that the amount on deposit exceeds the maximum amount of required security as specified by the Company in good faith to the Bank or in a final settlement or judgment relating to this Agreement.
     12. Successors, Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to you, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession that constitutes a Change in Control shall be a breach of this Agreement and shall entitle you to compensation from the Company, upon a termination by you for Other Good Reason in accordance with Section 3(e)(B), in the same amount and on the same terms as you would be entitled hereunder under Section 4. As used in this Agreement “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisees, legatees, or other designee or, if there be no such designee, to your estate within 90 days of your death; provided that where such 90-day period begins in one calendar year and ends in another calendar year, your devisees, legatees, other designee, or estate shall not be entitled to designate the taxable year of payment.
     13. Continued Status as Elected Officer or Appointed Officer. Notwithstanding anything to the contrary elsewhere contained in this Agreement, if you cease to be a Board-elected officer or an appointed officer of the Company prior to a Change in Control, this Agreement shall be deemed terminated and of no further force and effect.
     14. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by you and such officer as may be specifically designated by the Board; provided, that the Company shall have the right to terminate its obligations to you under this Agreement by written notice given to you at any time prior to a Change in Control of the Company, so long as such termination is not done in anticipation of or in connection with a Change in Control of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the Company and you with respect to the subject matter hereof and, except to the extent a specific compensation program provides for benefits upon a Change in Control relative to that program, which provisions shall remain in effect, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in its entirety any prior agreement relating to the subject matter hereof. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio, without giving effect to its conflict of laws provisions.
     16. Validity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     18. Jurisdiction. In the event of any dispute or controversy arising under or in connection with this Agreement you and the Company hereby irrevocably consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.
     19. Legal Fees and Expenses.
     (a) It is the intent of the Company that you shall not be required to incur the expenses associated with the enforcement of your rights under this Agreement by arbitration, litigation, other legal action or negotiation to resolve any disputes because the cost and expenses thereof would substantially detract from the benefits intended to be extended to you hereunder. Accordingly, if it should appear to you that the Company has failed to comply with any of its obligations under this Agreement or in the event the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any arbitration or litigation designed to deny, or to recover from, you the benefits intended to be provided to you hereunder, the Company irrevocably authorizes you from time to time to retain counsel of your choice, at the expense of the Company, to represent you in connection with the initiation or defense of any arbitration, litigation, other legal action or negotiation to resolve any disputes whether by or against the Company or any director, officer, shareholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to your entering into an attorney-client relationship with such counsel, and in that connection the Company and you agree that a confidential relationship shall exist between you and such counsel. The Company shall also pay or cause to be paid and shall be solely responsible for any and all attorneys’ and related fees and expenses incurred by you as a result of the Company’s failure to perform this Agreement or any provision hereof (including this Section 19) or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision hereof.
     (b) The payment or reimbursement of fees and expenses under this Section 19 shall be subject to the following conditions:
     (i) You must incur any expense authorized by this Section 19 no later than three years after the Date of Termination;
     (ii) The amount eligible for reimbursement and the provision of in-kind benefits during any calendar year shall not affect the amount eligible for reimbursement or the provision of in-kind benefits in any other calendar year;
     (iii) The reimbursement of an eligible expense shall be made on or before December 31 of the calendar year following the calendar year in which the expense was incurred; and
     (iv) The right to reimbursement or right to in-kind benefit shall not be subject to liquidation or exchange for another benefit.
     (c) Notwithstanding the provisions of this Section 19, if at the Date of Termination you are a Specified Employee, no payment or reimbursement shall be provided under Section 19 prior to the first day that is six months after the Date of Termination; provided that the Specified Employee six-month delay under this Section 19 shall be effective only to the extent that payment or reimbursement would constitute “nonqualified deferred compensation” under Section 409A. Any payment or reimbursement otherwise due under this Section 19 and subject to the Specified Employee six-month delay shall commence within the first five business days after the expiration of such six-month delay. Any payment or reimbursement that is not “nonqualified deferred compensation” under Section 409A or not subject to the Specified Employee six-month delay shall be paid or reimbursed as otherwise provided herein.
     20. Non-Alienation. No benefit under this Agreement shall at any time be subject in any manner to alienation or encumbrance. If you attempt to, or shall, alienate or in any way encumber your rights or benefits under the Agreement, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by you, your interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Company may select.
     21. Taxes. The Company (or any agent of the Company) shall report all income required to be reported, and withhold from any payment under the Agreement the amount of withholding taxes due, in the opinion of the Company, in respect of such income or payment and shall take any other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the reporting of such income and payment of such taxes. Except as specifically provided herein, the Company shall not be held liable for any taxes, penalties, interest, or other monetary amounts owed by a Participant or other person, including any taxes, penalties, and/or interest under Section 409A, as a result of the payment or deferral of any amounts under the Agreement. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties, and/or interest under Section 409A, tax treatment of payment under this Agreement is not warranted or guaranteed.
     22. This Agreement is intended to be treated as an unfunded deferred compensation arrangement under the Code. The obligation of the Company shall constitute the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.

     If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of the letter which will then constitute our agreement on this subject.

Very truly yours, APPLIED INDUSTRIAL TECHNOLOGIES, INC.
By:
David L. Pugh
Chairman & Chief Executive Officer

ACCEPTED AND AGREED TO AS OF

Name of Officer